Exhibit 99.1

AMAZON.COM ANNOUNCES FOURTH QUARTER SALES UP 36% TO $12.95 BILLION

SEATTLE—(BUSINESS WIRE)—January 27, 2011—Amazon.com, Inc. (NASDAQ: AMZN) today announced financial results for its fourth quarter ended December 31, 2010.

Operating cash flow increased 6% to $3.50 billion for the trailing twelve months, compared with $3.29 billion for the trailing twelve months ended December 31, 2009. Free cash flow decreased 14% to $2.52 billion for the trailing twelve months, compared with $2.92 billion for the trailing twelve months ended December 31, 2009.

Common shares outstanding plus shares underlying stock-based awards totaled 465 million on December 31, 2010, compared with 461 million a year ago.

Net sales increased 36% to $12.95 billion in the fourth quarter, compared with $9.52 billion in fourth quarter 2009. Excluding the $139 million unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, net sales would have grown 37% compared with fourth quarter 2009.

Operating income was $474 million in the fourth quarter, compared with $476 million in fourth quarter 2009. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter on operating income was $18 million.

Net income increased 8% to $416 million in the fourth quarter, or $0.91 per diluted share, compared with net income of $384 million, or $0.85 per diluted share, in fourth quarter 2009.

“Thanks to our customers, we achieved two big milestones,” said Jeff Bezos, founder and CEO of Amazon.com. “We had our first $10 billion quarter, and after selling millions of third-generation Kindles with the new Pearl e-ink display during the quarter, Kindle books have now overtaken paperback books as the most popular format on Amazon.com. Last July we announced that Kindle books had passed hardcovers and predicted that Kindle would surpass paperbacks in the second quarter of this year, so this milestone has come even sooner than we expected – and it’s on top of continued growth in paperback sales.”

Full Year 2010

Net sales increased 40% to $34.20 billion, compared with $24.51 billion in 2009. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the year on net sales was $86 million.

Operating income increased 25% to $1.41 billion, compared with $1.13 billion in 2009. The unfavorable impact from year-over-year changes in foreign exchange rates throughout the year on operating income was $28 million. In 2009, operating income was negatively impacted by a $51 million legal settlement.

Net income increased 28% to $1.15 billion in 2010, or $2.53 per diluted share, compared with net income of $902 million, or $2.04 per diluted share, in 2009.

Highlights

•

Amazon.com is now selling more Kindle books than paperback books. Since the beginning of the year, for every 100 paperback books Amazon has sold, the Company has sold 115 Kindle books. Additionally, during this same time period the Company has sold three times as many Kindle books as hardcover books. This is across Amazon.com’s entire U.S. book business and includes sales of books where there is no Kindle edition. Free Kindle books are excluded and if included would make the numbers even higher.

•

The Company sold millions of third-generation Kindle devices with the new advanced paper-like Pearl e-ink display in the fourth quarter and the third-generation Kindle eclipsed “Harry Potter and the Deathly Hallows” as the bestselling product in Amazon’s history.

•

The U.S. Kindle Store now has more than 810,000 books including New Releases and 107 of 112 New York Times Bestsellers. Over 670,000 of these books are $9.99 or less, including 74 New York Times Bestsellers. Millions of free, out-of-copyright, pre-1923 books are also available to read on Kindle.

•

Amazon added to its growing list of “Buy Once, Read Everywhere” Kindle apps, launching a Kindle app for Windows Phone 7. In addition, the Kindle for Android app was updated to enable users to buy, read and sync over 100 Kindle newspapers and magazines. All Kindle apps let customers “Buy Once, Read Everywhere”—on Kindle, Kindle 3G, Kindle DX, iPad, iPod touch, iPhone, Mac, PC, BlackBerry and Android-based devices. All Kindle apps are free and incorporate Amazon’s Whispersync technology, which allows readers to seamlessly switch between devices. With Kindle Worry-Free Archive, books purchased from the Kindle Store are automatically backed up online in the Kindle library on Amazon where they can be re-downloaded wirelessly for free, anytime.

•

The Company announced Price Check for iPhone, a new price comparison app that provides shoppers an easy way to compare in-store prices with the low prices from Amazon.com and other online merchants. Shoppers can use the app to scan a barcode, snap a picture, or say or type a product name to instantly see online prices for that item. Over the Black Friday-Cyber Monday weekend, mobile shoppers used Price Check to look up prices over a million times. In December, shoppers used the app more than two million times to check prices.

•	North America segment sales, representing the Company’s U.S. and Canadian sites, were $7.21 billion, up 45% from fourth quarter 2009.

•

International segment sales, representing the Company’s U.K., German, Japanese, French, Chinese and Italian sites, were $5.74 billion, up 26% from fourth quarter 2009. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 29%.

•	Worldwide Media sales grew 12% to $5.23 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 13%.

•

Worldwide Electronics & Other General Merchandise sales grew 60% to $7.39 billion. Excluding the unfavorable impact from year-over-year changes in foreign exchange rates throughout the quarter, sales grew 62%.

•

The Company launched Amazon.it, an Italian-language website offering customers a vast selection of books, DVDs, video games, music and consumer electronics at everyday low prices. Amazon.it’s convenient services include Amazon Prime, the membership program with unlimited free guaranteed 2-3 day delivery at an annual fee of 9.99 Euros. The first product sold on Amazon.it was a Canon Pixma printer to a new Prime customer in Turino, Italy.

•

Amazon Web Services (AWS) announced lowered usage pricing on existing Premium Support offerings by 50% and added two new support plans to meet the needs of developers and enterprises of all sizes and technical ability. In addition to the existing Silver and Gold support plans, AWS now offers a Bronze support plan for $49 per month and a Platinum support plan that provides 15 minute response times and dedicated Technical Account Managers.

•

AWS achieved Level 1 Payment Card Industry (PCI) compliance, continuing its commitment to providing the security certifications developers and enterprises care about. Merchants and other service providers can now run their applications on AWS PCI-compliant technology infrastructure to store, process and transmit credit card information in the cloud.

•

AWS launched Elastic Beanstalk, an easy way for developers to quickly deploy applications to AWS and manage applications in the AWS cloud. Elastic Beanstalk automatically scales up and down as needed so developers don’t need to worry about configuring their infrastructure requirements in AWS. Unlike existing application containers or “platform as a service” offerings that force developers to accept infrastructure decisions predetermined by the vendor, Elastic Beanstalk allows developers to “open the hood” to tinker with the AWS resources powering their applications. AWS customers can now choose to have as much automation or as much control as they wish.

Financial Guidance

The following forward-looking statements reflect Amazon.com’s expectations as of January 27, 2011. Our results are inherently unpredictable and may be materially affected by many factors, such as fluctuations in foreign exchange rates, changes in global economic conditions and consumer spending, world events, the rate of growth of the Internet and online commerce and the various factors detailed below

First Quarter 2011 Guidance

•	Net sales are expected to be between $9.1 billion and $9.9 billion, or to grow between 28% and 39% compared with first quarter 2010.

•	Operating income is expected to be between $260 million and $385 million, or between 34% decline and 2% decline compared with first quarter 2010.

•

This guidance includes approximately $140 million for stock-based compensation and amortization of intangible assets, and it assumes, among other things, that no additional business acquisitions or investments are concluded and that there are no further revisions to stock-based compensation estimates.

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET, and will be available for at least three months at www.amazon.com/ir. This call will contain forward-looking statements and other material information regarding the Company’s financial and operating results.

These forward-looking statements are inherently difficult to predict. Actual results could differ materially for a variety of reasons, including, in addition to the factors discussed above, the amount that Amazon.com invests in new business opportunities and the timing of those investments, the mix of products sold to customers, the mix of net sales derived from products as compared with services, the extent to which we owe income taxes, competition, management of growth, potential fluctuations in operating results, international growth and expansion, the outcomes of legal proceedings and claims, fulfillment center optimization, risks of inventory management, seasonality, the degree to which the Company enters into, maintains and develops commercial agreements, acquisitions and strategic transactions, and risks of fulfillment throughput and productivity. Other risks and uncertainties include, among others, risks related to new products, services and technologies, system interruptions, government regulation and taxation, payments and fraud. In addition, the current global economic climate amplifies many of these risks. More information about factors that potentially could affect Amazon.com’s financial results is included in Amazon.com’s filings with the Securities and Exchange Commission (“SEC”), including its most recent Annual Report on Form 10-K and subsequent filings.

Our investor relations website is www.amazon.com/ir and we encourage investors to use it as a way of easily finding information about us. We promptly make available on this website, free of charge, the reports that we file or furnish with the SEC, corporate governance information (including our Code of Business Conduct and Ethics), and select press releases and social media postings.

About Amazon.com

Amazon.com, Inc. (NASDAQ: AMZN), a Fortune 500 company based in Seattle, opened on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. Amazon.com, Inc. seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer its customers the lowest possible prices. Amazon.com and other sellers offer millions of unique new, refurbished and used items in categories such as Books; Movies, Music & Games; Digital Downloads; Electronics & Computers; Home & Garden; Toys, Kids & Baby; Grocery; Apparel, Shoes & Jewelry; Health & Beauty; Sports & Outdoors; and Tools, Auto & Industrial. Amazon Web Services provides Amazon’s developer customers with access to in-the-cloud infrastructure services based on Amazon’s own back-end technology platform, which developers can use to enable virtually any type of business. Kindle, Kindle 3G and Kindle DX are the revolutionary portable readers that wirelessly download books, magazines, newspapers, blogs and personal documents to a crisp, high-resolution electronic ink display that looks and reads like real paper. Kindle 3G and Kindle DX utilize the same 3G wireless technology as advanced cell phones, so users never need to hunt for a Wi-Fi hotspot. Kindle is the #1 bestselling product across the millions of items sold on Amazon.

Amazon and its affiliates operate websites, including www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn, and www.amazon.it. As used herein, “Amazon.com,” “we,” “our” and similar terms include Amazon.com, Inc., and its subsidiaries, unless the context indicates otherwise.

AMAZON.COM, INC.

Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	$1,539	$2,514	$3,444	$2,769

OPERATING ACTIVITIES:
Net income	416	384	1,152	902
Adjustments to reconcile net income to net cash from operating activities:
Depreciation of fixed assets, including internal-use software and website development, and other amortization	170	112	568	378
Stock-based compensation	120	100	424	341
Other operating expense (income), net	29	21	106	103
Losses (gains) on sales of marketable securities, net	—	(1)	(2)	(4)
Other expense (income), net	(17)	6	(79)	(15)
Deferred income taxes	48	(1)	4	81
Excess tax benefits from stock-based compensation	(23)	(52)	(259)	(105)
Changes in operating assets and liabilities:
Inventories	(693)	(340)	(1,019)	(531)
Accounts receivable, net and other	(531)	(509)	(295)	(481)
Accounts payable	3,442	2,231	2,373	1,859
Accrued expenses and other	596	429	740	300
Additions to unearned revenue	186	444	687	1,054
Amortization of previously unearned revenue	(263)	(214)	(905)	(589)

Net cash provided by (used in) operating activities	3,480	2,610	3,495	3,293

INVESTING ACTIVITIES:
Purchases of fixed assets, including internal-use software and website development	(328)	(137)	(979)	(373)
Acquisitions, net of cash acquired, and other	(271)	1	(352)	(40)
Sales and maturities of marketable securities and other investments	1,112	688	4,250	1,966
Purchases of marketable securities and other investments	(1,728)	(2,160)	(6,279)	(3,890)

Net cash provided by (used in) investing activities	(1,215)	(1,608)	(3,360)	(2,337)

FINANCING ACTIVITIES:
Excess tax benefits from stock-based compensation	23	52	259	105
Proceeds from long-term debt and other	43	25	143	87
Repayments of long-term debt and of capital and financing leases	(100)	(128)	(221)	(472)

Net cash provided by (used in) financing activities	(34)	(51)	181	(280)

Foreign-currency effect on cash and cash equivalents	7	(21)	17	(1)

Net increase (decrease) in cash and cash equivalents	2,238	930	333	675

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,777	$3,444	$3,777	$3,444

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$3	$2	$11	$32
Cash paid for income taxes	13	4	75	48
Fixed assets acquired under capital leases	122	50	405	147
Fixed assets acquired under build-to-suit leases	14	55	172	188

AMAZON.COM, INC.

Consolidated Statements of Operations

(in millions, except per share data)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009

Net sales	$12,948	$9,519	$34,204	$24,509

Operating expenses (1):
Cost of sales	10,317	7,543	26,561	18,978
Fulfillment	1,090	755	2,898	2,052
Marketing	376	274	1,029	680
Technology and content	519	350	1,734	1,240
General and administrative	143	100	470	328
Other operating expense (income), net (2)	29	21	106	102

Total operating expenses	12,474	9,043	32,798	23,380

Income from operations	474	476	1,406	1,129

Interest income	14	9	51	37
Interest expense	(11)	(8)	(39)	(34)
Other income (expense), net	29	(6)	79	29

Total non-operating income (expense)	32	(5)	91	32

Income before income taxes	506	471	1,497	1,161

Provision for income taxes	(84)	(85)	(352)	(253)
Equity-method investment activity, net of tax	(6)	(2)	7	(6)

Net income	$416	$384	$1,152	$902

Basic earnings per share	$0.93	$0.87	$2.58	$2.08

Diluted earnings per share	$0.91	$0.85	$2.53	$2.04

Weighted average shares used in computation of earnings per share:
Basic	450	440	447	433

Diluted	458	450	456	442

(1) Includes stock-based compensation as follows:

Fulfillment	$25	$23	$90	$79
Marketing	7	6	27	20
Technology and content	63	52	223	182
General and administrative	24	19	84	60

(2) Q2 2009 was negatively impacted by a $51 million legal settlement.

AMAZON.COM, INC.

Segment Information

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
North America
Net sales	$7,211	$4,956	$18,707	$12,828
Segment operating expenses (1)	6,916	4,678	17,752	12,119

Segment operating income	$295	$278	$955	$709

International
Net sales	$5,737	$4,563	$15,497	$11,681
Segment operating expenses (1)	5,410	4,244	14,516	10,818

Segment operating income	$327	$319	$981	$863

Consolidated
Net sales	$12,948	$9,519	$34,204	$24,509
Segment operating expenses	12,326	8,922	32,268	22,937

Segment operating income	622	597	1,936	1,572
Stock-based compensation	(119)	(100)	(424)	(341)
Other operating income (expense), net (2)	(29)	(21)	(106)	(102)

Income from operations	474	476	1,406	1,129
Total non-operating income (expense)	32	(5)	91	32
Provision for income taxes	(84)	(85)	(352)	(253)
Equity-method investment activity, net of tax	(6)	(2)	7	(6)

Net income	$416	$384	$1,152	$902

Segment Highlights:
Y/Y net sales growth:
North America	45%	36%	46%	25%
International	26	49	33	31
Consolidated	36	42	40	28
Y/Y segment operating income growth:
North America	6%	113%	35%	60%
International	3	39	14	33
Consolidated	4	66	23	44
Net sales mix:
North America	56%	52%	55%	52%
International	44	48	45	48

	100%	100%	100%	100%

(1)	A majority of our costs for “Technology and content” are incurred in the United States and most of these costs are allocated to our North America segment.
(2)	Q2 2009 was negatively impacted by a $51 million legal settlement.

AMAZON.COM, INC.

Supplemental Net Sales Information

(in millions)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
North America
Media	$2,370	$2,099	$6,881	$5,964
Electronics and other general merchandise	4,558	2,662	10,998	6,314
Other	283	195	828	550

Total North America	$7,211	$4,956	$18,707	$12,828

International
Media	$2,865	$2,580	$8,007	$6,810
Electronics and other general merchandise	2,834	1,947	7,365	4,768
Other	38	36	125	103

Total International	$5,737	$4,563	$15,497	$11,681

Consolidated
Media	$5,235	$4,679	$14,888	$12,774
Electronics and other general merchandise	7,392	4,609	18,363	11,082
Other	321	231	953	653

Total Consolidated	$12,948	$9,519	$34,204	$24,509

Y/Y Net Sales Growth:
North America:
Media	13%	20%	15%	11%
Electronics and other general merchandise	71	54	74	43
Other	45	33	50	23
Total North America	45	36	46	25

International:
Media	11%	37%	18%	19%
Electronics and other general merchandise	46	68	54	53
Other	6	27	22	9
Total International	26	49	33	31

Consolidated:
Media	12%	29%	17%	15%
Electronics and other general merchandise	60	60	66	47
Other	39	32	46	20
Total Consolidated	36	42	40	28

Y/Y Net Sales Growth Excluding Effect of Exchange Rates:
International:
Media	13%	26%	18%	20%
Electronics and other general merchandise	50	56	57	56
Other	10	18	24	19
Total International	29	37	34	33

Consolidated:
Media	13%	23%	16%	16%
Electronics and other general merchandise	62	54	67	48
Other	40	30	46	22
Total Consolidated	37	37	40	29

Consolidated Net Sales Mix:
Media	40%	49%	43%	52%
Electronics and other general merchandise	57	48	54	45
Other	3	3	3	3

	100%	100%	100%	100%

AMAZON.COM, INC.

Consolidated Balance Sheets

(in millions, except per share data)

	December 31, 2010	December 31, 2009
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$3,777	$3,444
Marketable securities	4,985	2,922
Inventories	3,202	2,171
Accounts receivable, net and other	1,587	988
Deferred tax assets	196	272

Total current assets	13,747	9,797
Fixed assets, net	2,414	1,290
Deferred tax assets	22	18
Goodwill	1,349	1,234
Other assets	1,265	1,474

Total assets	$18,797	$13,813

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,051	$5,605
Accrued expenses and other	2,321	1,759

Total current liabilities	10,372	7,364
Long-term liabilities	1,561	1,192

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value:
Authorized shares — 500
Issued and outstanding shares — none	—	—
Common stock, $0.01 par value:
Authorized shares — 5,000
Issued shares — 468 and 461
Outstanding shares — 451 and 444	5	5
Treasury stock, at cost	(600)	(600)
Additional paid-in capital	6,325	5,736
Accumulated other comprehensive loss	(190)	(56)
Retained earnings	1,324	172

Total stockholders’ equity	6,864	5,257

Total liabilities and stockholders’ equity	$18,797	$13,813

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except per share data)

(unaudited)

	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Y/Y % Change
Cash Flows and Shares
Operating cash flow — trailing twelve months (TTM)	$3,293	$2,780	$2,561	$2,617	$3,495	6%
Purchases of fixed assets (incl. internal-use software & website development) — TTM	$373	$458	$575	$788	$979	163%
Free cash flow (operating cash flow less purchases of fixed assets) — TTM	$2,920	$2,322	$1,986	$1,829	$2,516	(14%)
Free cash flow — TTM Y/Y growth	114%	62%	29%	(5%)	(14%)	N/A
Invested capital (1)	$4,449	$5,104	$5,820	$6,576	$7,380	N/A
Return on invested capital (2)	66%	45%	34%	28%	34%	N/A

Common shares and stock-based awards outstanding	461	463	465	465	465	1%
Common shares outstanding	444	446	448	449	451	1%
Stock-based awards outstanding	17	18	17	16	15	(14%)
Stock-based awards outstanding — % of common shares outstanding	3.8%	4.0%	3.8%	3.6%	3.2%	N/A

Results of Operations
Worldwide (WW) net sales	$9,519	$7,131	$6,566	$7,560	$12,948	36%
WW net sales — Y/Y growth, excluding F/X	37%	42%	42%	40%	37%	N/A
WW net sales — TTM	$24,509	$26,750	$28,664	$30,776	$34,204	40%
WW net sales — TTM Y/Y growth, excluding F/X	29%	33%	38%	40%	40%	N/A

Operating income (3)	$476	$394	$270	$268	$474	(0%)
Operating income — Y/Y growth, excluding F/X	63%	56%	77%	13%	3%	N/A
Operating margin — % of WW net sales	5.0%	5.5%	4.1%	3.5%	3.7%	N/A
Operating income — TTM (3)	$1,129	$1,279	$1,391	$1,408	$1,406	25%
Operating income — TTM Y/Y growth, excluding F/X	39%	44%	65%	50%	27%	N/A
Operating margin — TTM % of WW net sales	4.6%	4.8%	4.9%	4.6%	4.1%	N/A

Net income (3)	$384	$299	$207	$231	$416	8%
Net income per diluted share	$0.85	$0.66	$0.45	$0.51	$0.91	6%
Net income — TTM (3)	$902	$1,024	$1,088	$1,120	$1,152	28%
Net income per diluted share — TTM	$2.04	$2.30	$2.42	$2.47	$2.53	24%

Segments
North America Segment:
Net sales	$4,956	$3,780	$3,590	$4,126	$7,211	45%
Net sales — Y/Y growth, excluding F/X	36%	46%	46%	45%	45%	N/A
Net sales — TTM	$12,828	$14,030	$15,168	$16,452	$18,707	46%
Operating income	$278	$273	$200	$186	$295	6%
Operating margin — % of North America net sales	5.6%	7.2%	5.6%	4.5%	4.1%	N/A
Operating income — TTM	$709	$832	$907	$937	$955	35%
Operating income — TTM Y/Y growth, excluding F/X	59%	79%	84%	67%	35%	N/A
Operating margin — TTM % of North America net sales	5.5%	5.9%	6.0%	5.7%	5.1%	N/A

International Segment:
Net sales	$4,563	$3,351	$2,976	$3,434	$5,737	26%
Net sales — Y/Y growth, excluding F/X	37%	37%	38%	35%	29%	N/A
Net sales — TTM	$11,681	$12,720	$13,496	$14,324	$15,497	33%
Net sales — TTM % of WW net sales	48%	48%	47%	47%	45%	N/A
Operating income	$319	$234	$206	$215	$327	3%
Operating margin — % of International net sales	7.0%	7.0%	6.9%	6.2%	5.7%	N/A
Operating income — TTM	$863	$925	$952	$973	$981	14%
Operating income — TTM Y/Y growth, excluding F/X	41%	33%	28%	23%	20%	N/A
Operating margin — TTM % of International net sales	7.4%	7.3%	7.1%	6.8%	6.3%	N/A

Consolidated Segments:
Operating expenses (4)	$8,922	$6,624	$6,160	$7,159	$12,326	38%
Operating expenses — TTM (4)	$22,937	$24,993	$26,805	$28,866	$32,268	40%
Operating income	$597	$507	$406	$401	$622	4%
Operating margin — % of Consolidated sales	6.3%	7.1%	6.2%	5.3%	4.8%	N/A
Operating income — TTM	$1,572	$1,757	$1,859	$1,910	$1,936	23%
Operating income — TTM Y/Y growth, excluding F/X	48%	51%	51%	42%	25%	N/A
Operating margin — TTM % of Consolidated net sales	6.4%	6.6%	6.5%	6.2%	5.7%	N/A

AMAZON.COM, INC.

Supplemental Financial Information and Business Metrics

(in millions, except inventory turnover, accounts payable days and employee data)

(unaudited)

	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Y/Y % Change
Supplemental
Supplemental North America Segment Net Sales:
Media	$2,099	$1,597	$1,324	$1,591	$2,370	13%
Media — Y/Y growth, excluding F/X	19%	22%	15%	12%	13%	N/A
Media — TTM	$5,964	$6,255	$6,432	$6,610	$6,881	15%
Electronics and other general merchandise	$2,662	$2,024	$2,090	$2,326	$4,558	71%
Electronics and other general merchandise — Y/Y growth, excluding F/X	54%	73%	76%	80%	71%	N/A
Electronics and other general merchandise — TTM	$6,314	$7,166	$8,069	$9,103	$10,998	74%
Electronics and other general merchandise — TTM % of North America net sales	49%	51%	53%	55%	59%	N/A
Other	$195	$159	$176	$209	$283	45%
Other — TTM	$550	$608	$668	$739	$828	50%

Supplemental International Segment Net Sales:
Media	$2,580	$1,833	$1,550	$1,759	$2,865	11%
Media — Y/Y growth, excluding F/X	26%	23%	21%	18%	13%	N/A
Media — TTM	$6,810	$7,225	$7,480	$7,723	$8,007	18%
Electronics and other general merchandise	$1,947	$1,489	$1,399	$1,644	$2,834	46%
Electronics and other general merchandise — Y/Y growth, excluding F/X	56%	61%	63%	60%	50%	N/A
Electronics and other general merchandise — TTM	$4,768	$5,382	$5,899	$6,478	$7,365	54%
Electronics and other general merchandise — TTM % of International net sales	41%	42%	44%	45%	48%	N/A
Other	$36	$29	$27	$31	$38	6%
Other — TTM	$103	$114	$117	$123	$125	22%

Supplemental Worldwide Net Sales:
Media	$4,679	$3,430	$2,874	$3,350	$5,235	12%
Media — Y/Y growth, excluding F/X	23%	22%	18%	15%	13%	N/A
Media — TTM	$12,774	$13,480	$13,912	$14,333	$14,888	17%
Electronics and other general merchandise	$4,609	$3,513	$3,489	$3,970	$7,392	60%
Electronics and other general merchandise — Y/Y growth, excluding F/X	54%	68%	70%	71%	62%	N/A
Electronics and other general merchandise — TTM	$11,082	$12,548	$13,968	$15,581	$18,363	66%
Electronics and other general merchandise — TTM % of WW net sales	45%	47%	49%	51%	54%	N/A
Other	$231	$188	$203	$240	$321	39%
Other — TTM	$653	$722	$785	$862	$953	46%

Balance Sheet
Cash and marketable securities (5)	$6,672	$5,381	$5,419	$6,123	$8,919	34%
Inventory, net — ending	$2,171	$1,820	$1,940	$2,515	$3,202	48%
Inventory turnover, average — TTM	12.2	12.6	12.5	11.8	11.4	(7%)
Fixed assets, net	$1,290	$1,436	$1,704	$2,099	$2,414	87%

Accounts payable — ending	$5,605	$3,619	$3,545	$4,614	$8,051	44%
Accounts payable days — ending	68	59	65	73	72	5%

Other
WW shipping revenue	$341	$248	$239	$270	$437	28%
WW shipping costs	$696	$518	$487	$576	$999	44%
WW net shipping costs	$355	$270	$248	$306	$562	58%
WW net shipping costs — % of WW net sales	3.7%	3.8%	3.8%	4.0%	4.3%	N/A

Employees (full-time and part-time; excludes contractors & temporary personnel)	24,300	26,100	28,300	31,200	33,700	39%

(1)	Average Total Assets minus Current Liabilities (excluding current portion of Long Term Debt) over five quarter ends.
(2)	TTM Free Cash Flow divided by Invested Capital.
(3)	Q2 2009 was negatively impacted by a $51 million legal settlement.
(4)	Represents cost of sales, fulfillment, marketing, technology and content, and general and administrative operating expenses, excluding stock-based compensation.
(5)	Includes restricted cash, classified within “Other Assets” on our consolidated balance sheet, of: $306 million in Q4 2009, $318 million Q1 2010, $311 million in Q2 2010, $238 million in Q3 2010 and $157 million in Q4 2010.

Amazon.com, Inc.

Certain Definitions

Customer Accounts

•

References to customers mean customer accounts, which are unique e-mail addresses, established either when a customer places an order or when a customer orders from other sellers on our websites. Customer accounts exclude certain customers, including customers associated with certain of our acquisitions, Amazon Enterprise Solutions program customers, Amazon.com Payments customers, Amazon Web Services customers, and the customers of select companies with whom we have a technology alliance or marketing and promotional relationship. Customers are considered active when they have placed an order during the preceding twelve-month period.

Seller Accounts

•

References to sellers means seller accounts, which are established when a seller receives an order from a customer account. Seller accounts exclude Amazon Enterprise Solutions sellers. Sellers are considered active when they have received an order from a customer during the preceding twelve-month period.

Registered Developers

•	References to registered developers mean cumulative registered developer accounts, which are established when potential developers enroll with Amazon Web Services and receive a developer access key.

Units

•

References to units mean physical and digital units sold (net of returns and cancellations) by us and sellers at Amazon.com domains worldwide – such as www.amazon.com, www.amazon.co.uk, www.amazon.de, www.amazon.co.jp, www.amazon.fr, www.amazon.ca, www.amazon.cn and www.amazon.it, as well as Amazon.com-owned items sold through non-Amazon.com domains. Units sold do not include units associated with certain of our acquisitions or Amazon.com gift certificates.

Contacts:
Amazon.com Investor Relations	Amazon.com Public Relations
Rob Eldridge, 206/266-2171	Mary Osako, 206/266-7180
www.amazon.com/ir